MOORE STEPHENS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS


April 13, 1999



                                                                    Exhibit 16.1


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by Red Hot Concepts, Inc. (the "Company") (File No. 0-26838) which we understand was filed with the Securities and Exchange Commission (the "Commission"), pursuant to the requirements of Item 4 of Form
8-K, as part of the Company's Current Report on Form 8-K, filed with the Commission on April 12, 1999. We agree with the statements made concerning Moore Stephens, P.C. in such Form 8-K.

Sincerely,

/s/ Moore Stephens, P.C.
MOORE STEPHENS, P.C.





                       [MOORE STEPHENS, P.C. LETTERHEAD]